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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported): May 19, 2000

                             WESTPOINT STEVENS INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

        0-21496                                       36-3498354
(Commission File Numbers)                 (I.R.S. Employer Identification Nos.)

        507 WEST TENTH STREET
         WEST POINT, GEORGIA                                    31833

(Address of Principal Executive Offices)                     (Zip Code)

                                 (706) 645-4000
              (Registrants' Telephone Number, Including Area Code)

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)
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NY2:\914815\01\JLVJ01!.DOC\80765.0025
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Item 5.  Other Events.

         On May 19, 2000, WestPoint Stevens Inc. released a press release announcing that its Board of Directors had voted to terminate its Plan of Recapitalization, which was originally approved by the Board on March 24, 2000. WestPoint also announced that the Board stopped the Company's exploration of strategic alternatives that was announced last November, which included consideration of a sale, merger or recapitalization.

         To enhance stockholder value, WestPoint announced that the Board of Directors had declared a special dividend of $2.00 per share in addition to the regular dividend of $0.02 per share, which will both be payable on June 1, 2000, to stockholders of record on May 29, 2000. The Board also approved resumption of its open-market share repurchase program, with authorization to purchase up to 3.9 million shares of WestPoint common stock.

         WestPoint further announced that its Annual Meeting of Stockholders has been rescheduled for June 29, 2000, at 9:00 a.m. EDT at the Ritz-Carlton, Buckhead, in Atlanta. The record date for establishing stockholders who will be eligible to vote at the Annual Meeting is June 9, 2000.

Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits

Exhibit No.       Exhibit
-----------       -------

99.1              Press Release dated May 19, 2000
99.2              Press Release dated May 19, 2000


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         WESTPOINT STEVENS INC.
                                         (Registrant)


                                         By: /s/ Christopher N. Zodrow
         Date: May 24, 2000                      Christopher N. Zodrow
                                                 Vice President and Secretary



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                                  EXHIBIT INDEX

Exhibit No.       Exhibit
-----------       -------

99.1              Press Release dated May 19, 2000
99.2              Press Release dated May 19, 2000